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                                                                     Exhibit 8.2


                                 Form of Opinion


                                                             September    , 2004


Ninetowns Digital World Trade Holdings Limited
5th Floor, Union Plaza
20 Chaowai Street, Chaoyang District
Beijing 100020, The People's Republic of China


Ladies and Gentlemen:

We are acting as special United States counsel for Ninetowns Digital World Trade Holdings Limited, a corporation organized under the laws of the Cayman Islands (the "Company"), in connection with the Registration Statement on Form F-1 (the
"Registration Statement") (File No.     ) filed with the Securities and Exchange
Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the offering by the Company of common shares, par value HK$0.10 per share (the "Shares"), in the form of American Depositary
Shares (the "ADSs"), each representing       Shares. We have examined such
matters of fact and law as we have deemed necessary or advisable for the purpose of this opinion.

On the basis of the foregoing, we confirm that the discussion in the prospectus constituting part of the Registration Statement under the caption "Taxation--United States federal income taxation" insofar as it relates to United States federal income tax legal matters, is the opinion of Paul, Hastings, Janofsky & Walker LLP and, subject to the conditions and limitations set forth therein, sets forth the material United States federal income tax legal considerations of general application to United States holders of the ownership and disposition of the Shares or ADSs.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In expressing our opinion herein, we have relied as to all matters of Cayman Islands law upon the opinion of Conyers Dill & Pearman, Cayman, special Cayman Islands counsel to the Company, which has been filed as an exhibit to the Registration Statement. Our opinion is, insofar as such law is concerned, subject to the assumptions, qualifications and exceptions contained in such opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (and to any related supplemental Registration Statement which may be filed pursuant to Rule 462(b) of the Securities Act) and to the reference to our name under the captions "Taxation" and "Legal matters" in the Registration Statement. In giving this consent we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.


Very truly yours,



PAUL, HASTINGS, JANOFSKY & WALKER LLP